EXHIBIT 23.03

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-3 of our report dated January 17, 2001 relating to the financial statements and financial statement schedule, which appears in Interwoven, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

San Jose, California

September 25, 2003